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                                                                 Exhibit (a)(5)

                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                  BRYLANE INC.

                                       AT

                              $24.50 NET PER SHARE

                                       BY

                        BUTTONS ACQUISITION CORPORATION

                          A WHOLLY OWNED SUBSIDIARY OF

                         PINAULT-PRINTEMPS-REDOUTE S.A.

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON MONDAY, APRIL 12, 1999 UNLESS THE OFFER IS EXTENDED.

                                                                  March 16, 1999

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated March 16, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal relating to the offer by Buttons Acquisition Corporation, a Delaware corporation ("Purchaser") and an indirect wholly owned subsidiary of Pinault-Printemps-Redoute S.A., a French societe anonyme ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Brylane Inc., a Delaware corporation (the "Company"), not beneficially owned by Purchaser at a purchase price of $24.50 per share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, together with the Offer to Purchase, each as amended or supplemented from time to time, constitute the "Offer"). Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to ChaseMellon Shareholder Services LLC, the Depositary, prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

THE MATERIAL IS BEING SENT TO YOU AS THE BENEFICIAL OWNER OF SHARES HELD BY US FOR YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to have us tender on your behalf any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

Your attention is directed to the following:

          1. The tender price is $24.50 per Share, net to the seller in cash, without interest thereon.

          2. The Offer is made for all of the outstanding Shares not beneficially owned by Parent.

          3. The Board of Directors of the Company, based upon, among other things, the unanimous recommendation of a committee of the Board of Directors comprised of three independent directors, has unanimously determined that each of the Offer and the Merger (as defined herein) is fair to, and in the best interests of, the stockholders of the Company
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     (other than Purchaser and Parent) and has approved the Offer, the Merger and the Merger Agreement (as defined below) and recommends that such stockholders accept the Offer and tender their Shares pursuant to the Offer.

          4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of March 10, 1999, by and among Parent, Purchaser and the Company (the "Merger Agreement"), which provides that subsequent to the consummation of the Offer, Purchaser will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares held by Purchaser or any wholly-owned subsidiary of Purchaser, Shares held in the treasury of the Company and Shares, if any, held by stockholders who have perfected their dissenters rights under
     Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $24.50 in cash, without interest thereon, or any higher price paid in the Offer.

          5. The Offer is conditioned upon, among other things, there being validly tendered and not properly withdrawn prior to the expiration of the Offer, that number of Shares which, when aggregated with the Shares currently beneficially owned by Parent, represent at least 90% of the total number of outstanding Shares, on a fully diluted basis, on the date of purchase; provided, that if the Offer is extended past its initial expiration date of April 12, 1999, Purchaser may, but is not required to, accept for payment or pay for tendered Shares which, when aggregated with the Shares currently beneficially owned by Parent, represent at least 75% of the total number of outstanding shares of Common Stock, on a fully diluted basis, on the date of purchase.

          6. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on April 12, 1999, unless the Offer is extended.

          7. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the transfer of Shares pursuant to the Offer.

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal and is being made to all holders of Shares (other than Parent or Purchaser). Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by J.P. Morgan Securities Inc., the Dealer Manager for the Offer, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in the instruction form. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.
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      INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF

                                  BRYLANE INC.
                                       BY

                        BUTTONS ACQUISITION CORPORATION

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase, dated March 16, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal pursuant to an offer by Buttons Acquisition Corporation, a Delaware corporation and an indirect wholly owned subsidiary of Pinault-Printemps-Redoute S.A., a French societe anonyme, to purchase all outstanding shares of common stock, par value $0.01 per share (the "Shares"), of Brylane Inc., a Delaware corporation, not beneficially owned by Parent, at a purchase price of $24.50 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

Number of Shares to Be Tendered*
---------------------------, Shares

Dated: ----------------------, 1999                                   SIGN HERE

                                                   -----------------------------------------------

                                                   -----------------------------------------------
                                                                    SIGNATURE(S)

                                                   -----------------------------------------------

                                                   -----------------------------------------------
                                                                PLEASE PRINT NAME(S)

                                                   -----------------------------------------------
                                                                       ADDRESS

                                                   -----------------------------------------------
                                                           AREA CODE AND TELEPHONE NUMBER

                                                   -----------------------------------------------
                                                    TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.